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                                  EXHIBIT 99.4


          The  undersigned  each  hereby  certifies  and  agrees  that the above
Schedule 13D concerning securities issued by Cornerstone Properties, Inc. is being filed on behalf of each of the undersigned.


HEXALON REAL ESTATE, INC.


By:               William J. Breach                            January 7, 1997
                  William J. Breach, its Vice President               Date


HRE FINANCE, INC.


By:               William J. Breach                            January 7, 1997
                  William J. Breach, its Vice President               Date